Maiden Holdings, Ltd. Fourth Quarter 2023 Investor Presentation March 2024

Investor Disclosures 2 Forward Looking Statements This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden Holdings, Ltd.’s (the “Company”) future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A, Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 12, 2024. The Company undertakes no obligation to publicly update any forward- looking statements, except as may be required by law. Any discrepancies between the amounts included in this presentation and amounts included in the Company’s Form 10-K for the three and twelve months ended December 31, 2023, filed with the SEC are due to rounding. Non-GAAP Financial Measures In addition to the Summary Consolidated Balance Sheets and Consolidated Statements of Income, management uses certain key financial measures, some of which are non-GAAP measures, to evaluate the Company's financial performance and the overall growth in value generated for the Company’s common shareholders. Management believes that these measures, which may be defined differently by other companies, explain the Company’s results to investors in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. The non-GAAP measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. See the Appendix of this presentation for a reconciliation of the Company’s non-GAAP measures to the nearest GAAP measure.

Maiden Holdings Financial Overview 3 • Adjusted book value increased to $3.19 per share as of December 31, 2023, and continues to be stable and represents true economic value of Maiden o Reported book value per common share decrease to $2.48 per share as of December 31, 2023, reflects GAAP P&L volatility from loss development mostly subject to LPT/ADC • See Q4 and YTD results recap starting on slide 9 • Nearly 67% of the total PPD in YTD 2023 expected to return as future GAAP income from LPT/ADC o Nearly 65% of the total PPD in Q4 2023 expected to return as future GAAP income from LPT/ADC o Deferred gain of $70.9m at 12/31/2023 expected to be recognized as GAAP income over time as LPT/ADC recoveries are received subject to reinsurance contract and relevant GAAP accounting rules o Current estimate is receipt of LPT/ADC recoveries expected to commence late in 2024 • Investment results significantly stronger in 2023 - $53.1m vs. $24.7m o Higher yields on collateral assets and strengthening returns on alternative assets o Alternative asset returns in 2023 of 8.0% now in excess of cost of debt capital • Deferred tax asset of $1.19 per share not yet recognized in book value o $337.4m in NOL carryforwards at 12/31/2023 – $151.2m or 44.8% have no expiry date o Focus on current income producing assets targets to offset continuing reserve development * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Maiden Holdings Business Strategy 4 • We create shareholder value by actively managing and allocating our assets and capital o We leverage our deep knowledge of the insurance and related financial services industries into ownership and management of businesses and assets with the opportunity for increased returns o Our strategy allows us to more flexibly allocate capital to activities we believe will produce the greatest returns for our common shareholders • Our strategy currently has two principal areas of focus o Asset management – investing in assets and asset classes in a prudent but expansive manner in order to maximize investment returns  We limit the insurance risk we assume relative to the assets we hold and maintain required regulatory capital at very strong levels to manage our aggregate risk profile o Capital management - effectively managing capital and when appropriate, repurchasing securities or returning capital to enhance common shareholder returns • Strategic focus continues to evolve – legacy underwriting now in run-off o Developing more predictable areas of revenue and profit a priority – actively exploring opportunities to expand in fee-based and insurance distribution an area of focus, possibly supplemented by deploying limited reinsurance capacity o Capital commitment to GLS has been completed and no additional capital commitments to new legacy deals will occur – will run-off existing deals • We believe these areas of strategic focus will enhance our profitability o We believe our strategy increases the likelihood of fully utilizing the significant tax NOL carryforwards which would create additional common shareholder value o Expected returns from each strategic pillar are evaluated relative to our cost of debt capital

Asset Management Update 5 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Asset Management Update

Performance of Investable Assets	Fixed Income		Alternative Investments	
For the Three Months Ended December 31	2023	2022	2023	2022
Gross Returns	1.6%	1.1%	3.2%	-0.4%
Net Returns	1.6%	1.1%	3.1%	-0.1%
For the Year Ended December 31	2023	2022	2023	2022
Gross Returns	4.8%	-0.3%	8.1%	2.0%
Net Returns	4.8%	-0.4%	8.0%	2.0%

1. Fixed income includes AFS securities, cash, restricted cash, funds withheld, and loan to related party.
2. Alternative investments include other investments, equity securities, and equity method investments.
3. Change in accumulated other comprehensive income ("AOCI") excludes unrealized FX gains and losses.
4. Average invested assets is the average of the amounts disclosed in our quarterly U.S. GAAP consolidated FS

Fixed Income

- **Fixed Income returns primarily driven by higher income from AmTrust loan and AFS securities**
  - Short portfolio duration of 1.2 years well positioned for current credit market volatility
  - Higher yields on cash equivalents and floating rate CLOs are offsetting the impact of shrinking fixed income portfolio
- **Fixed income portfolio continues to decrease in size as AmTrust liabilities continue to run off**
  - Payments now being made from Funds Withheld
- **Floating rate securities compose $246.8m or 40.8% of fixed income investments which is reducing interest rate risk**
  - $78.8m or 13.0% are CLOs which may be credit sensitive
    - **Average CLO rating is AA+ with 94.7% rated AAA**
    - **EUR CLOs of $77.8m yield is 5.6%**
    - **USD CLOs of $0.9m yield is 9.6%**
  - $168.0m or 27.8% is floating rate loan to related party and is priced at Fed Funds rate + 200 basis points
    - **Current yield of related party loan remains at 7.3%**
    - **Effective YTD 2023 yield of related party loan is 7.0%**

Alternative Investments

- **Alternative investments increased by 13.4% to $309.0m at 12/31/2023 compared to $272.5m at 12/31/2022, with a continuing increased focus on contributing to current income producing assets**
  - Contributions to Private Credit & Alternative Investments represented 48.8% of all contributions YTD 2023, with private credit at 22.9% and alternative investments at 26.8%
- **YTD total gross returns on alternative investments for 2023 of $23.6m vs. $5.0m for 2022**
  - Returns benefited from realized & unrealized gains from increases in net asset values in certain private equity investments, which increased $10.7m in 2023 over 2022
  - Returns further benefited from unrealized gains from increases in net asset values on certain private credit investments, which increased $4.2m year over year
  - Current income on certain private credit & real estate investments increased returns $2.0m year over year
  - Reduction of exposure to the hedge fund asset class in 2023 increased returns $5.1m year over year
- **Annualized YTD 2023 gross return of the alternative portfolio of 8.1%**
  - Still on track to exceed long-term benchmark returns – see slide 7 for additional return data
  - Numerous alternative and real estate investments not marked to fair value yet - too early in life cycle of investments – expected to produce future returns and gains

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Asset Management Update 7 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein Alternative Investment Highlights • Excluding the 2022 sale of a fund investment focused on debt instruments in the real estate sector, the current portfolio of private credit investments produced an internal rate of return of 8.7% and a multiple on invested capital of 1.02x • Through 2023, realized gains of $4.8 million on the sale of the Company’s stake in Betterview including a Q4 2023 cash and stock sale transaction - to date our investment in Betterview has produced an internal rate of return of 28.9% and a multiple on invested capital of 2.63x • 38.5% of our total alternative assets as of 12/31/2023, primarily in the Alternatives and Real Estate asset classes, do not reflect any returns to date based on the development stage of these investments, which we expect to increase in future as investments develop • Inception to date, alternative direct investments on real assets have produced an internal rate of return of 37.8% and a multiple on invested capital of 1.36x • See Form 10-K for further important details on alternative investment portfolio and related returns

Capital Management Update • Maiden continued active but disciplined long-term capital management in Q4 2023 o Our subsidiary Maiden Reinsurance Ltd. ("MRL") repurchased 619,470 common shares in open market at an average price of $1.69 per share in Q4 2023  2023 YTD repurchases totaled 1,439,575 common shares at $1.83 per share o MRL repurchased 5,567 senior notes in open market in 2023 at an average price of $17.10 per share • Maiden expects to maintain active but prudent and long-term approach to balance sheet management as part of its overall strategy o Significant Board authorization remains for both common shares and senior notes to cover both open market purchases and privately negotiated trades o $71.6 million and $99.9 million in authorization available for common share and senior note repurchases, respectively • MRL owns 29.9% of Maiden common shares, but is limited to 9.5% voting power per Maiden bye-laws o Common shares owned by MRL eliminated for accounting and financial reporting purposes on the Company’s consolidated financial statements and presented as treasury shares o Per share computations reflect elimination of MHLD common shares owned by MRL of 42,878,923 8 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Maiden Holdings – Q4 2023 Results Recap

($ millions, except per share amounts)	Q4 2023	Q4 2022	Comments
Net Income and Per Share Data			
GAAP Net (Loss) Income (Attributable) Available to Common Shares Per common share	$(20.8) $(0.21)	$36.2 $0.41	• Net income available to common shareholders in Q4 2022 includes $87.2m of gains from exchange of preference shares • Summary GAAP and Non-GAAP Financial Measures in Appendix
GAAP Net Loss (excl. preference share gains)	$(20.8)	$(51.0)	• Improvement driven by stronger investment results, lower underwriting loss and lower foreign exchange and other losses
Key Income Statement Details			
Underwriting Loss	$(21.1)	$(35.5)	• Decline in underwriting loss in quarter, AmTrust segment had underwriting loss of $19.6m while Diversified Reinsurance segment had underwriting loss of $1.5m • See slide 10 for detail on underwriting results and prior period loss development
Investment Results	$14.6	$3.1	• Net investment income 10.1% lower at $8.3m in Q4 2023 vs. $9.2m in Q4 2022 due to lower income from fixed income securities & Funds Withheld assets as asset balances continue to decrease • Realized and unrealized gains of $5.5m in Q4 2023 vs. losses of $(8.0)m in Q4 2022 mainly attributable to gains on equity securities & other investments, further aided by decreased losses on sales of AFS securities • Income from equity method investments of $0.9m vs. income of $1.9m in Q4 2022 mainly attributable to investments in the alternative & private equity asset classes
Operating Expenses	$7.1	$6.3	• Operating expenses increased slightly, by $0.8m or 12.5% vs. Q4 2022 due to increase in legal, audit and tax fees
Foreign Exchange/Other Losses	$(4.9)	$(10.9)	• Primarily due to reserve revaluation due to weakening of U.S. dollar relative to Euro and British pound

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Q4 2023 UW Results and Loss Development • Underwriting loss of $21.1m in Q4 2023 vs.$35.5m in Q4 2022 o Lower adverse prior year loss development of $22.2m in Q4 2023 compared to $38.1m of adverse prior year loss development in Q4 2022 o AmTrust had lower adverse loss development of $21.7m in Q4 2023 compared to $31.6m in Q4 2022  Net adverse prior year loss development in Q4 2023 was primarily due to unfavorable development in AIUL program business of $14.8m, Hospital Liability of $4.4m and CLD Auto and General Liability of $4.2m partly offset by continued favorable development in Workers' Compensation of $6.4m  $14.4m or 66.4% of adverse loss development experienced in the AmTrust segment in Q4 2023 is covered by the Enstar LPT/ADC and is expected to be recognized as future GAAP income over time as LPT/ADC recoveries are received subject to relevant GAAP accounting rules  Recoveries from Enstar LPT/ADC presently anticipated to commence in late 2024 o Diversified had lower adverse loss development of $0.5m in Q4 2023 compared to adverse development of $6.5m in Q4 2022  Adverse prior year development mostly due to GLS and IIS partly offset by Motors reduction in credit loss reserve. 10

Maiden Holdings – YTD Q4 2023 Results Recap 11 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein Comments YTD Q4 2022 YTD Q4 2023 ($ millions, except per share amounts) Net Income and Per Share Data • Net income available to common shareholders in 2022 includes $115.5m of gains from purchases and exchange of preference shares • Summary GAAP and Non-GAAP Financial Measures in Appendix $55.4 $0.63 $(38.6) $(0.38) GAAP Net (Loss) Income (Attributable) Available to Common Shares Per common share • Improvement driven by stronger investment results and lower underwriting loss slightly offset by higher foreign exchange and other losses $(60.0)$(38.6)GAAP Net Loss (excl. preference share gains) Key Income Statement Details • Lower underwriting loss in both the AmTrust and Diversified segments • See slide 12 for detail on underwriting results and prior period loss development $(54.9)$(49.5)Underwriting Loss • Net investment income 24.3% higher at $37.4m in YTD 2023 vs. $30.1m in YTD 2022 as income received on floating rate AmTrust loan and other income producing alternative assets increased • Realized and unrealized gains of $7.8m in YTD 2023 vs. losses of $(5.1)m in YTD 2022 mainly attributable to gains on equity securities and other investments • Income from equity method investments of $7.8m in YTD 2023 vs. losses of $(0.2)m in YTD 2022 mainly attributable to investments in the alternative & private equity asset classes $24.7$53.1Investment Results • Operating expenses relatively flat during both years$30.9$30.8Operating Expenses • Primarily due to reserve revaluation due to weakening of U.S. dollar relative to British pound and Euro. $8.3$(5.7)Foreign Exchange/Other (Losses) Gains

YTD 2023 UW Results and Loss Development • Underwriting loss of $49.5m in 2023 vs. $54.9m in 2022 o $38.2m of adverse prior year loss development in 2023 compared to $32.6m of adverse prior year loss development in 2022 o AmTrust segment had adverse loss development of $33.7m in 2023 compared to adverse development of $28.1m in 2022  Adverse prior year loss development on AmTrust contracts in 2023 was primarily due to unfavorable movements in AIUL program business, CLD Auto and General Liability and Hospital Liability, partly offset by continued favorable development in Workers Compensation  $25.5m or 75.6% of adverse loss development experienced in the AmTrust segment in 2023 is covered by the Enstar LPT/ADC and is expected to be recognized as future GAAP income over time as LPT/ADC recoveries are received subject to relevant GAAP accounting rules  Recoveries from Enstar LPT/ADC presently anticipated to commence in late 2024 o Diversified segment had adverse loss development of $4.4m in 2023 compared to adverse loss development of $4.6m in 2022  Adverse prior year development on IIS, BM Run-off and GLS partly offset by Motors reduction in credit loss reserve 12

Maiden Holdings, Ltd. Fourth Quarter 2023 Investor Presentation - Appendix Financial Data for Period Ended December 31, 2023

Summary Consolidated Balance Sheet 14

Summary Consolidated Statements of Income 15

Segment Information 16 In thousands ('000's)

Segment Information 17 In thousands ('000's)

Segment Information 18 In thousands ('000's)

Segment Information 19 In thousands ('000's)

Non-GAAP Financial Measures 20

Non-GAAP Financial Measures 21

Non-GAAP Financial Measures 22

Non-GAAP Financial Measures 23

Non-GAAP Financial Measures 24